Exhibit 10.11

FIRST SUPPLEMENTARY AGREEMENT TO JOINT VENTURE

THIS FIRST SUPPLEMENTARY AGREEMENT TO JOINT VENTURE AGREEMENT IS ENTERED INTO THIS 08TH DAY OF FEBRUARY, 2005, BETWEEN:

1. SOCIEDADE DE TURISMO E DIVERSÕES DE MACAU, SARL, a company incorporated in Macau, having its head office at Avenida de Lisboa, 2nd Floor, New Wing, Hotel Lisboa, Parish of Sé, Macau (hereinafter “STDM”),

and

2. MELCO INTERNATIONAL DEVELOPMENT LIMITED, a company incorporated in Hong Kong, having its registered office at 38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong (hereinafter “Melco International”);

and

3. MELCO ENTERTAINMENT LIMITED, a wholly-owned subsidiary of MELCO INTERNATIONAL DEVELOPMENT LIMITED, incorporated in the Cayman Islands with Limited Liability, having its Registered Office at the offices of Walkers SPV Limited, Walker House, Mary Street, PO BOX 908GT, George Town, Grand Cayman, Cayman Islands (hereinafter “Melco Entertainment”).

WHEREAS,

(A)	By deed executed in the Finances Department of Macau on 1st June 1989 (“the Concession Contract”), Nova Taipa - Urbanizações, Limitada (“NTU”) acquired, at provisory title, the concession by lease of the land for construction located at Baixa da Taipa, described with the Land Registry Office of Macau under the n° 21407, folio 125 of the Book B 49;

(B)	By the Dispatch n° 29/SATOP/93 the Concession Contract was revised in order to make possible the construction of a hotel;

(C)	By a contract dated September 8th, 2004 entered into between NTU and STDM (“the Transfer Contract”), NTU has agreed to give up the rights and obligations included in the Concession Contract regarding a parcel of land having an area of 5,230 square meters and marked as “Phase 4 (BT17)” in the plan annexed to the Transfer Contract (“Phase 4 BT17”) so that STDM or its nominee could request the concession of that parcel of land;

(D)	NTU has established contacts with the Government of the Special Administrative Region of Macau and has obtained the Government’s understanding to accept the proposed renunciation and new grant of concession of Phase 4 aforesaid;

(E)	STDM has agreed with Melco International to jointly own and develop Phase 4 (BT17) into a six star hotel with casino and electronic gaming machine lounge through a joint venture company incorporated and initially owned 100% by STDM;

(F)	STDM and Melco International entered into that certain Joint Venture Agreement (entitled Heads of Agreement) dated September 08, 2004 (the “First Agreement”), pursuant to which a company named Great Wonders Investments Limited (“Great Wonders” or “Joint Venture Company”) was incorporated;

(G)	As per agreement signed on 11th November, 2004 (the “Second Agreement”), STDM agreed to sell to Melco International 20% of the shareholding of the Joint Venture Company,

(H)	STDM and Melco International desire to reorganize their interest in the said joint venture to more accurately reflect the parties’ intent at the time of forming the Joint Venture and in consideration for the development of the Phase 4 (BT17);

(I)	STDM and Melco Group have agreed to transfer to Melco Group the control of 70% of the shareholding of the Joint Venture Company.

(J)	Melco International desires to assign its position in the Joint Venture Company and in the First Agreement and the Second Agreement, to its wholly-owned subsidiary Melco Entertainment.

(K)	Melco Entertainment has agreed to acquire the position of its parent company Melco International in the Joint Venture Company and the First Agreement and the Second Agreement.

NOW THEREFORE, in consideration of the foregoing and the respective covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1. New Partner.

By this supplementary agreement:-

(a)	Melco International nominates Melco Entertainment, a wholly-owned subsidiary of Melco International, to take its place as purchaser under the Second Agreement;

(b)	as a result of Melco International’s nomination, STDM will, on signing of this Agreement, transfer to Melco Entertainment directly 20% of STDM’s shareholding in the Joint Venture Company in accordance with the terms of the Second Agreement;

(c)	STDM and Melco International agree to reorganize the First Agreement and the Second Agreement in order to transfer to Melco Group 70% of the shareholding of the Joint Venture Company.

2. Transfer.

Upon signing of this Agreement, Melco International will transfer to Melco Entertainment 50% of the shareholding of the Joint Venture Company.

3. Agreements Binding on STDM and Melco Entertainment. With effect from the completion of the transfers mentioned in Clause l(b) and Clause 2, each of STDM and Melco Entertainment agrees to observe and comply with and be bound by all terms and conditions of the First Agreement and the Second Agreement which have not been performed and fulfilled as if Melco International was replaced by Melco Entertainment as a party thereof.

4. Melco International’s obligation During the continuance of the First Agreement and the Second Agreement, Melco International will ensure Melco Entertainment will carry out its obligations and observe and comply with the terms and conditions on its part contained in the First Agreement and the Second Agreement.

IN WITNESS whereof the parties have executed this Agreement on the day and year first above written.

SIGNED for and on behalf of	)	/s/
Sociedade de Turismo e	)
Diversões de Macau, SARL	)
by Dr. Stanley Ho	)
in the presence of:-)

SIGNED for and on behalf of	)	/s/
Melco International Development	)
Limited by Mr. Lawrence Ho	)
in the presence of:-)

SIGNED for and on behalf of	)	/s/
Melco Entertainment	)
Limited by Mr. Lawrence Ho	)
in the presence of:-)

3